UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

March 24, 2019
Date of Report (date of earliest event reported)

ASCENA RETAIL GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-11736	30-0641353
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

933 MacArthur Boulevard
Mahwah, New Jersey 07430
(Address of principal executive offices, including zip code)

(551) 777-6700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 24, 2019, Ascena Retail Group, Inc., a Delaware corporation (“ascena”) and Maurices Incorporated, a Delaware corporation (“maurices”) and wholly owned subsidiary of ascena, entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Viking Brand Upper Holdings, L.P., a Cayman Islands exempted limited partnership (“Buyer”) and an affiliate of OpCapita LLP ("OpCapita”), providing for, among other things, the sale by ascena of a majority interest in maurices to Buyer (the “Transaction”). The Transaction is valued at approximately $300 million. In the Transaction, ascena will receive approximately $200 million in cash and an equity interest in Buyer. Upon the consummation of the Transaction, ascena will own approximately 49% of Buyer. The purchase price is subject to customary post-closing adjustments including for cash, working capital and indebtedness.
The Purchase Agreement contains customary representations, warranties and covenants. Subject to certain limitations, ascena and Buyer also agreed to indemnify each other for breaches of representations, warranties and covenants and other specified matters.
The transactions contemplated by the Purchase Agreement are subject to the satisfaction or waiver of certain customary closing conditions, including, but not limited to, (i) the accuracy of each party’s representations and warranties (subject to customary materiality qualifiers), (ii) each party’s performance and compliance with its covenants and obligations contained in the Purchase Agreement, and (iii) the expiration or termination of the application waiting period under Hart-Scott-Rodino Antitrust Improvements Act of 1976.
Upon the closing of the Transaction, ascena will continue to support the maurices brand on its shared business services platform pursuant to the terms of services agreements to be entered into by the parties, including support for IT, supply chain, sourcing and certain back office functions.
The Purchase Agreement contains customary termination provisions in favor of ascena and Buyer, including by either party if the closing of the Transaction has not occurred by July 31, 2019.
In certain circumstances, Buyer is required to pay, or cause to be paid to, ascena a reverse termination fee in the amount of $15 million.
Buyer has obtained equity commitments from certain investment funds, including funds managed by affiliates of OpCapita, and debt financing commitments from certain third party lenders. Buyer’s obligation to consummate the Transaction is not conditioned on receipt of financing.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the Purchase Agreement, which is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01. The Purchase Agreement is attached as an exhibit hereto to provide you with information regarding the terms of the Transaction and is not intended to provide you with any other factual information or disclosure about ascena or any of its subsidiaries. The representations and warranties and covenants contained in the Purchase Agreement were made for the purposes of such agreement and as of a specific date, were solely for the benefit of the parties thereto, may be subject to limitations agreed upon by the parties, including being qualified by disclosure schedules made for the purposes of allocating contractual risk between the parties thereto instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be reflected in ascena’s public disclosures. Investors are not third party beneficiaries under the Purchase Agreement and, in light of the foregoing reasons, should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of ascena or its subsidiaries.

Item 8.01 Other Events.

On March 25, 2019, ascena issued a press release announcing that it has entered into the Purchase Agreement as part of its review to enhance shareholder value. The review includes a comprehensive assessment of its portfolio brands, operations and assets. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1 *	Stock Purchase Agreement, dated March 24, 2019, by and among Ascena Retail Group, Inc., Maurices Incorporated and Viking Brand Upper Holdings, L.P.
99.1	Press Release dated March 25, 2019.

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. ascena hereby agrees to furnish supplementally a copy of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

Forward-Looking Statements

Certain information in this Current Report on Form 8-K contains statements that are forward-looking in nature and involve certain significant risks and uncertainties. Actual results could differ materially from such forward-looking information. ascena’s SEC filings identify many such risks and uncertainties.  The forward-looking information in this Current Report on Form 8-K could be affected by many factors, including, without limitation, risks associated with the ability to consummate the Transaction and the timing of the closing of such Transaction, the ability to obtain requisite regulatory approvals for the Transaction, the ability to realize anticipated benefits of the Transaction, the potential impact of the announcement of the Transaction or consummation of such Transaction on relationships, including with employees, customers, vendors and competitors, the ability to retain key personnel, changes in financial markets, interest rates and foreign currency exchange rates, the ability to achieve anticipated cost reductions, the ability to achieve a successful outcome for its portfolio brands and to otherwise achieve its business strategies,  and those additional risks and factors discussed in reports filed with the SEC by ascena from time to time, including those discussed under the heading “Risk Factors” in its most recently filed Annual Report on Form 10-K. We undertake no duty and have no obligation to update any forward-looking statements contained herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENA RETAIL GROUP, INC.
(Registrant)

Date: March 27, 2019

By:	/s/ Dan Lamadrid
Dan Lamadrid
Senior Vice President and Chief Accounting Officer
(Principal Accounting Officer)

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